Offer to Purchase for Cash
1,155,045,300 Ordinary Shares
(Including Ordinary Shares Represented by American Depositary Shares)
of
Hurray! Holding Co., Ltd.
at
$0.04 Per Ordinary Share
(Equivalent to $4.00 Per American Depositary Share)
Pursuant to the Offer to Purchase
Dated June 16, 2009
by
Shanda Music Group Limited
a wholly owned subsidiary of
Shanda Interactive Entertainment Limited

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 15, 2009, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated June 16, 2009 (the "Offer to Purchase") and the related Letter of Transmittal to Tender American Depositary Shares (the "ADS Letter of Transmittal") in connection with the offer by Shanda Music Group Limited, a British Virgin Islands company ("Shanda Music") and a wholly owned subsidiary of Shanda Interactive Entertainment Limited, a Cayman Islands company ("Shanda"), to purchase 1,155,045,300 ordinary shares, par value $0.00005 per share (the "Shares"), of Hurray! Holding Co., Ltd. ("Hurray"), a Cayman Islands company, including Shares represented by American Depositary Shares ("ADSs", each representing 100 Shares), at a purchase price of $0.04 per Share (the "Offer Price"), equivalent to $4.00 per ADS, to the seller in cash, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal or the related Letter of Transmittal to Tender Ordinary Shares, as applicable. Such offer, as amended or supplemented from time to time, is referred to as the "Offer." Unless the context requires otherwise, references to Shares include Shares represented by ADSs, and references to shareholders of Hurray include ADS holders.

        Also enclosed is a letter to shareholders of Hurray from Songzuo Xiang, Chief Executive Officer of Hurray, accompanied by Hurray's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF ADSs HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ADSs CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal.

        Your attention is directed to the following:

  1.
  The Offer Price is $0.04 per Share (equivalent to $4.00 per ADS), to the seller in cash, without interest, and subject to any applicable withholding taxes.

  2.
  The Offer is being made to purchase 1,155,045,300 Shares. If more than 1,155,045,300 Shares are validly tendered and not withdrawn, the validly tendered Shares will be purchased on a pro rata basis. The unpurchased ADSs will be returned to the tendering ADS holders.

  3.
  The Offer is being made pursuant to a Tender Offer Agreement dated as of June 8, 2009 (the "Tender Offer Agreement") among Hurray, Shanda and Shanda Music. The Tender Offer Agreement provides, among other things, for the terms and conditions of the Offer. The Tender Offer Agreement is more fully described in Section 13 of the Offer to Purchase.

  4.
  The Board of Directors of Hurray (the "Hurray Board") has unanimously (i) determined that the Tender Offer Agreement and the transactions contemplated thereby, including the Offer, are in the best interests of Hurray and its shareholders and (ii) approved, adopted and declared advisable the Tender Offer Agreement and the transactions contemplated thereby, including the Offer. The Hurray Board recommends that Hurray's shareholders accept the Offer and tender their Shares in the Offer.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 15, 2009 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY SHANDA MUSIC, IN WHICH EVENT THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY SHANDA MUSIC, WILL EXPIRE.

  6.
  The Offer is conditioned upon, among other things, there being validly tendered in accordance with the terms of the Offer and not withdrawn, prior to the Expiration Date, a number of Shares that (together with any Shares then beneficially owned by Shanda or any entity controlled by Shanda) represents at least 51% of the total number of Shares then outstanding on a fully diluted basis. The Offer is also subject to the other conditions described in the Offer to Purchase. There is no financing condition to the Offer.

  7.
  Any stock transfer taxes applicable to the sale of ADSs to Shanda Music pursuant to the Offer will be paid by Shanda Music, except as otherwise set forth in Instruction 6 of the ADS Letter of Transmittal. However, the sale of ADSs to Shanda Music pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. Federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the ADS Letter of Transmittal. All ADS holders should consult with their own tax advisors as to the particular tax consequences of selling their ADSs pursuant to the Offer.

        If you wish to have us tender any or all of your ADSs, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

2

Instructions Form with Respect to
Offer to Purchase for Cash
1,155,045,300 Ordinary Shares
(Including Ordinary Shares Represented by American Depositary Shares)
of
Hurray! Holding Co., Ltd.
at
$0.04 Per Ordinary Share
(Equivalent to $4.00 Per American Depositary Share)
Pursuant to the Offer to Purchase Dated June 16, 2009
by
Shanda Music Group Limited
a wholly owned subsidiary of
Shanda Interactive Entertainment Limited

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated June 16, 2009 (the "Offer to Purchase") and the related Letter of Transmittal to Tender American Depositary Shares (the "ADS Letter of Transmittal") in connection with the offer by Shanda Music Group Limited, a British Virgin Islands company and a wholly owned subsidiary of Shanda Interactive Entertainment Limited, a Cayman Islands company, to purchase 1,155,045,300 ordinary shares, par value $0.00005 per share (the "Shares"), of Hurray! Holding Co., Ltd., a Cayman Islands company ("Hurray"), including Shares represented by American Depositary Shares ("ADSs", each representing 100 Shares) of Hurray, at a purchase price of $0.04 per Share (equivalent to $4.00 per ADS), to the seller in cash, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal.

        This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the ADS Letter of Transmittal furnished to the undersigned.

Number of ADSs to be Tendered:		SIGN HERE
ADSs*
Signature(s)
Dated	, 2009
Name(s)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.